Exhibit 5.2

PricewaterhouseCoopers LLP
Chartered Accountants
Royal Trust Tower
77 King Street West, Suite 3000
Toronto, Ontario
Canada H5K 1G8
Telephone +1 416 963 1133
Facsimile +1 416 365 8215
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
We hereby consent to the incorporation by reference in the registration statement on Form F-9 (the “Registration Statement”) of Teck Cominco Limited of our auditors’ report on dated February 7, 2007, except for notes 1(p) and 18(c) which are as of October 29,2007, relating to the consolidated balance sheets of Aur Resources Inc. as at December 31, 2006 and December 31, 2005 and the consolidated statements of earnings, retained earnings and cash flows for each of the years then ended.
We also consent to the references to us under the headings “Experts,” and “Documents Filed as Part of the Registration Statement” in the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
October 30, 2007
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.